Exhibit 10.41

FIRST AMENDMENT
TO DEED OF LEASE

This First Amendment to Deed of Lease (the “First Amendment”) is made and entered into this 7th day February, 2008, by and between BALTIMORE BOULEVARD ASSOCIATES LIMITED PARTNERSHIP (“Landlord”) and OLD LINE BANK (“Tenant”).

WHEREAS, Landlord and Tenant entered into a Deed of Lease dated July 28, 2005, (the “Lease”) under which Tenant leased approximately One Thousand Two Hundred Sixty Eight (1,268) rentable square feet of office space in Suite 450 which is located on the fourth floor (“Premises A”), and approximately One Thousand Nine Hundred Sixteen (1,916) rentable square footage of retail space in Suite 101 (“Premises B”) located on the first floor of the building at 9658 Baltimore Avenue, College Park, Maryland 20740 (”Building”); and

WHEREAS, the Lease for Suite 450 is scheduled to expire on February 28, 2008; and

WHEREAS, Landlord and Tenant wish, among other matters, to amend the Lease to extend the Term solely with respect to Premises A, all on the terms hereinafter contained.

NOW THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by the parties, the parties agree as follows:

1.           Extension Term.  The Extension Term for the Premises A shall commence March 1, 2008 (the “Extension Term Commencement Date”) and will expire on February 28, 2013 (the "Lease Termination Date").

2.           Basic Rental.  Effective as of the Extension Term Commencement Date, Tenant shall pay Landlord Basic Rental for Premises A, in legal tender, at Landlord’s office, the annual sum of Thirty Three Thousand One Hundred Nine and 56/100 Dollars ($33,109.56), payable in equal monthly sums of Two Thousand Seven Hundred Fifty Nine and13/100 Dollars ($2,759.13), in advance, promptly on the first day of each calendar month of the Extension Term, without notice or demand, the same being hereby waived, and without any setoff, deduction, or recoupment whatsoever.

3.           Escalation in Basic Rental.  The Basic Rental shall be increased annually effective March 1, 2008 and on each March 1st thereafter during the Extension Term by an amount equal to three (3%) of the escalated Basic Rental then in effect, payable as follows:

YEAR	ANNUAL BASE RENT	MONTHLY BASE RENT	PER SQUARE FOOT
3/1/08-2/28/09	$33,109.56	$2,759.13	$26.11
3/1/09-2/28/10	$34,102.80	$2,841.90	$26.89
3/1/10-2/28/11	$35,125.92	$2,927.16	$27.70
3/1/11-2/28/12	$36,179.64	$3,014.97	$28.53
3/1/12-2/28/13	$37,265.04	$3,105.42	$29.39

4.           Improvements During Extension Term.  Tenant agrees to accept the Premises A in its “as is” condition as of the Extension Term Commencement Date.

5.           Option to Renew.  Tenant shall have the right to extend the term of the Lease for one (1) additional five-year lease term (the “Renewal Term”) upon the following conditions:
(a)  Tenant has not been in default (past applicable notice and cure) at any time during the Lease Term;
(b)  Landlord has made a good faith determination that Tenant remains creditworthy;
(c)  Tenant has not previously assigned the Lease or sublet any part or all of the Premises;
(d)  Tenant has delivered to Landlord written notice of its intention to exercise this option not less than 180 days prior to the end of the Lease Term;
(e)  all lease terms for the Renewal Term shall be the same as in the initial Lease Term, except that the annual Basic Rental for the Renewal Term shall be the then current market rent for new leases in the building (but not less than the most recent annual Basic Rental increased by three [3%] percent), and
(f)  there shall be no further option to renew the Lease Term.

Landlord and Tenant must sign an amendment to the Lease extending the term as provided in this Section at least 150 days prior to the end of the Lease Term, all time periods for Tenant herein being of the essence.  If Landlord and Tenant fail to sign such an amendment within the prescribed timeframe, then Tenant’s option to extend the term of the Lease shall lapse and Tenant’s renewal option shall be of no force or effect.  The Renewal Option is personal to Tenant and is non-transferable.

6.           Brokerage.  Landlord and Tenant warrant that each has had no dealings with any broker or agent other than Cushman & Wakefield, Inc. in connection with the negotiation or execution of this First Amendment, and each agrees to indemnify the other against all costs, expenses, attorneys' fees or other liability for commissions or other compensation or charges claimed by any other broker or agent claiming the same by, or through such party.

8.           Defined Terms.  Except as otherwise expressly provided herein, all defined terms shall have the same meanings as provided in the Lease.

9.           Headings.  Headings contained in this First Amendment are for convenience only and are not substantive to the provisions of this First Amendment.

10.           Lease Terms Ratified.  Except as otherwise expressly provided herein, and unless inconsistent with the terms hereof, all other terms, conditions and covenants of the Lease are hereby ratified and confirmed, and shall apply to the Extension Term.

(signatures on following page)

            IN WITNESS WHEREOF, the parties have executed this First Amendment by affixing their hands and seals as of the date noted above.

TENANT:

WITNESS/ATTEST:	OLD LINE BANK

C. M. Giebel	By: /s/Franklin B. Thomas [SEAL]
Name: Franklin B. Thomas
Its: Vice President

LANDLORD:

BALTIMORE BOULEVARD ASSOCIATES LIMITED PARTNERSHIP
By: Southern Management Corporation
WITNESS/ATTEST:	Its: Authorized Management Agent

Joan Riley	By: /s/ Edward Dosik [SEAL]
Name: Edward Dosik
Its: Authorized Signatory